Exhibit-23.1



CONSENT OF INDEPENDENT REGISTER PUBLIC ACCOUNTING FIRM



To the Board of Directors
AMCON Distributing Company
Omaha, Nebraska

We consent to the incorporation by reference in Registration Statement No. 333-45338 on form S-8 of our report on the consolidated financial statements dated November 7, 2008, relating to our audit of the consolidated financial statements, and the financial statement schedules, included in the Annual Report on Form 10-K of AMCON Distributing Company and subsidiaries for the fiscal year ended September 30, 2008.



/s/ McGladrey & Pullen LLP
Omaha, Nebraska
November 7, 2008